ENB Financial Corp 2017 Annual Shareholders Meeting May 9, 2017

» Welcome » Reading of the Minutes » Certify Voting Activity » Vote on Matters of the Proxy Statement » Discussion of Company Condition • President’s Remarks • Financial Review » Questions & Answers » Voting Results » Adjournment Agenda

» Aaron L. Groff, Jr. • President, CEO and Board Chairman – ENB Financial Corp and Ephrata National Bank » Barry W. Harting • Vice President and Corporate Secretary – ENB Financial Corp • Senior Vice President and Chief Risk Officer – Ephrata National Bank » Scott E. Lied • Treasurer – ENB Financial Corp • Senior Vice President and Chief Financial Officer – Ephrata National Bank Presenters

Presented by: Barry W. Harting Corporate Secretary - ENB Financial Corp Meeting Certification

Matters of Proxy Proxy Holders 1. Elect three (3) Class C directors to serve a 3 - year term 2. Transact other business

1. Elect three (3) Class C directors to serve a 3 - year term Matters of Proxy Election of Directors – Class C Susan Y. Nicholas Mark C. Wagner Paul W. Wenger

Current Directors Continuing Directors – Class B Willis R. Lefever Donald Z. Musser Judith A. Weaver Continuing Directors – Class A Aaron L. Groff, Jr. Dr. Brian K. Reed Paul M. Zimmerman, Jr.

Presented by: Barry W. Harting Corporate Secretary - ENB Financial Corp Voting Process

Voting Process Proxy Holders » Janice S. Eaby » John H. Shuey Judges of Election » Richard H. Binner » Roger S. Kline » John L. Weber

Presented by: Aaron L. Groff, Jr. President & CEO - ENB Financial Corp President’s Remarks

» To remain an independent community bank of undisputed integrity, serving the communities of Lancaster County and beyond. » To offer state - of - the - art financial products and services of high quality and value at an affordable price. » To provide unsurpassed personal service, delivered by a highly dedicated professional team. Mission Statement

To help clients achieve financial success as defined by them by discovering their goals and dreams in order to provide helpful advice. Vision Statement

Growth New Branch Performance

Growth New Branch Performance

Stability

Growth Agricultural & Commercial Banking

Leveraging Technology New Account Desk

Leveraging Technology Cash Recycler

Personal Accountability

Milestones Billion Dollar Mark

Economic Development Wenger Feed Mill

Presented by: Scott E. Lied Treasurer - ENB Financial Corp Financial Condition

Unaudited Financial Information » Some of the following slides do present financial information that is unaudited. Therefore, this information is subject to adjustments that could be necessary upon completion of the annual audit. Forward Looking Statements » Some of the material and/or language used in this presentation would be considered as a forward looking statement. Management is not obligated to update these forward looking statements. Disclosures

Net Income

Significant Items Dollars in Thousands 2016 $ 2015 $ Incr./ Decr . $ Incr./ Decr . % Net Interest Income 25,287 23,098 2,189 9.5 Provision for Loan Loss 325 150 175 NA Other Income 8,774 7,215 1,559 21.6 Security Gains 2,370 2,840 (470) (16.5) Operating Expense 27,200 24,735 2,465 10.0

Residential Lending Balances Dollars in Millions 2016 $ 2015 $ Increase $ Increase % Mortgage Production 103.0 65.0 38.0 58.5 Total Mortgages Held 120.8 98.6 22.2 22.5 Adjustable Rate Mortgages 42.5 18.5 24.0 129.7 Total Home Equity Loans 57.8 43.7 14.1 32.3

Residential Lending Income Dollars in Thousands 2016 $ 2015 $ Increase $ Increase % Gains on Sale of Mortgages 1,512 806 706 87.6 Mortgage Fee Income 673 540 133 24.6 Mortgage Interest Income 4,778 4,200 578 13.8 HELOC Interest Income 1,874 1,461 413 28.3

Performance Ratios 2016% 2015 % Return on Average Assets (ROA) 0.80 0.79 Return on Average Equity (ROE) 7.74 7.38 Net Interest Margin 3.12 3.07 Efficiency Ratio 75.12 76.86

Per Share Data 2016 2015 Earnings Per Share $2.65 $2.42 Dividends Per Share $1.09 $1.08 Dividend Payout Ratio 41.1% 44.6%

2016 Peer Analysis Measurement ENBP % PA Bank Peer* % Return of Average Assets (LTM) 0.80 0.83 Return on Average Equity (LTM) 7.70 8.00 Price to Earnings (LTM) 13.3 15.2 Price to Tangible Book 105 124 Dividend Yield (LTM) 3.26 2.59 *Data as of December 31, 2016 from Boenning & Scattergood, Inc., 1 st Qtr. 2017 Mid - Atlantic Regional Bank & Thrift Revie w

2016 Peer Analysis Measurement ENBP % PA Bank Peer* % Tangible Capital to Assets 9.60 9.00 Tier 1 Capital Ratio 14.1 13.3 Total Risk Based Capital 15.2 14.3 Non - Performing Assets/Total Assets 0.11 0.91 Allowance for Loan Losses/Total Loans 1.32 1.08 *Data as of December 31, 2016 from Boenning & Scattergood, Inc., 1 st Qtr. 2017 Mid - Atlantic Regional Bank & Thrift Revie w

Balance Sheet Growth » Total Assets up $78.7 million + 8.7% » Total Loans up $51.3 million + 9.9% » Total Deposits up $77.4 million + 10.5% » Total Capital down $0.2 million - 0.2%

First Quarter Results (Unaudited) First Quarter 2017 vs. First Quarter 2016 » Earnings: $1.83 million, 4.4% decrease » Net Interest Income: $7.3 million vs. $6.1 million » Provision for Loan Losses: $90,000 vs. (50,000) » Security Gains: $140,000 vs. $728,000 » Mortgage Gains: $355,000 vs. $155,000 » Operating Expenses: $7.52 million vs. $6.48 million

2017 Challenges & Opportunities Challenges » Loan Growth » New Market Participants » New Branch Growth Opportunities » Net Interest Margin Growth » Mortgage Growth » Market Disruption

Questions & Answers

Presented by: Barry W. Harting Corporate Secretary - ENB Financial Corp Voting Results

Communication

Questions & Answers

Adjournment Thank you!